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                                                                 EXHIBIT 10.20


                            O'GARA-HESS & EISENHARDT
                                ARMORING COMPANY
                                    EST. 1876




August 15, 1996



Mr. Morton Palmer
Palmer Associates, S.C.
Mexico City, Mexico

Dear Pete:

Please treat this as a letter of intent for The O'Gara Company (the "buyer") to purchase, and Morton Palmer (the "seller") to sell certain assets and certain liabilities of Palmer Associates, S.C. for the terms set forth below, subject to satisfactory completion of due diligence on behalf of the buyer. The terms are as follows:

1. The purchase of certain assets and certain liabilities of Palmer Associates, S.C. for the purchase price of $1,000,000, payable $500,000 upon the closing of The O'Gara Company's initial public offering of common stock (which is now estimated to close in early November 1996), $250,000 on December 31, 1997 and $250,000 on December 31, 1998.

2. Additionally, The O'Gara Company will pay Morton Palmer $200,000, in four (4) annual and equal installments of $50,000 each, in a covenant not to compete for four (4) years from the date of its acquisition of Palmer Associates, S.C.

3. The O'Gara Company will provide its standard two year employment agreement to Morton Palmer. Mr. Palmer will be paid $150,000 per year, payable monthly. Of this amount, $125,000 will be considered salary and $25,000 will be considered a prepayment of bonus (the sum of $25,000 will be deducted from any bonus for Morton Palmer which is declared at the end of The O'Gara Company's fiscal year 1997 or any year in which a certain sum


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has been declared a prepayment of bonus). Furthermore, The O'Gara Company will offer its standard two year employment agreement to senior partners of Palmer Associates, S.C. as so designated by Morton Palmer.

4. Currently, it is the intention of The O'Gara Company to begin its due diligence during the week commencing September 1, 1996.


Agreed to:

Buyer



/s/ W. T. O'Gara                                                8-15-96
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W.T. O'Gara                                            Dated
for The O'Gara Company


Seller



/s/ Morton Palmer                                               8-16-96
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Morton (Pete) Palmer                                   Dated
for Palmer Associates, S.C.